EXHIBIT 10.2
                                   Schedule 1
                                       to
                 Amended and Restated Revolving Credit Agreement


                Lenders, Commitments, and Commitment Percentages


Lender                            Commitment                         Commitment
                                                                     Percentage

The First National                $30,000,000.00                     22.222%
Bank of Boston

NationsBank, N.A.                 $20,000,000.00                     14.815%

Crestar Bank                      $20,000,000.00                     14.815%

Signet Bank                       $20,000,000.00                     14.815%

AmSouth Bank of Alabama           $15,000,000.00                     11.111%

First Union National              $15,000,000.00                     11.111%
Bank of Virginia

Union Bank of California, N.A.    $15,000,000.00                     11.111%